Exhibit 99.1

News Release

Investor Relations Contacts:	News Media Contact:
Shona L. Bedwell	Joel Reuter
317.808.6169	317.808.6137
shona.bedwell@dukerealty.com	joel.reuter@dukerealty.com

Randy A. Henry

317.808.6060

randy.henry@dukerealty.com

Duke Realty Announces Third Quarter Earnings

Common and Preferred Stock Dividends Declared

(Indianapolis, Indiana – October 31, 2007) – Duke Realty Corporation (NYSE: DRE) reported today results for the third quarter 2007. Funds from Operations available to common shareholders (diluted) (“FFO”) was $0.68 per share for the third quarter of 2007, as compared to $0.65 per share for the same quarter in 2006, an increase of 4.6 percent. Net income available for common shareholders (diluted) (“EPS”) was $0.39 per share for the third quarter of 2007, as compared to $0.45 for the same quarter in 2006.

Denny Oklak, Chairman and Chief Executive Officer, commenting on Duke’s third quarter performance, stated,

“We are very pleased with our third quarter results. Leasing activity for the quarter was an all time record of over 10.8 million square feet of leases signed. As previously announced, we also had a record quarter for development starts with nearly $500 million of 48 percent pre-leased projects started during the third quarter with an average return on our cost of 8.6 percent.

Even with the recent turmoil in the capital markets we expect solid fourth quarter performance. We project Funds From Operations per share to be between $0.78 and $0.82 for the quarter. This equates to per share FFO for the year of $2.71 to $2.75.

In looking forward to 2008, we are confident that our strategic plan will result in expansion of our platform through accretive development and continued capital recycling. Our estimate of FFO per share for 2008 is $2.80 to $3.00.”

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Dividends

Additionally, the Company’s Board of Directors declared its quarterly common stock dividend of $0.48 per share, or $1.92 per share on an annualized basis. The dividend is payable on November 30, 2007, to shareholders of record on November 14, 2007.

The Board also declared today the following dividends on the Company’s outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$.414063	November 16, 2007	November 30, 2007
Series K	DREPRK	$.406250	November 16, 2007	November 30, 2007
Series L	DREPRL	$.412500	November 16, 2007	November 30, 2007
Series M	DREPRM	$.434375	December 17, 2007	December 31, 2007
Series N	DREPRN	$.453125	December 17, 2007	December 31, 2007

Third Quarter Operating Statistics

•                  The Company’s 682 in-service properties totaling 108.3 million square feet were 93.5 percent leased compared to 93.6 percent and 92.5 percent leased at June 30, 2007 and September 30, 2006, respectively.

•                  The Company’s value creation pipeline totaled $2.0 billion, including $773 million of developments with an expected stabilized return of 9.2 percent that Duke plans to own indefinitely after completion; $1.1 billion of developments with an expected stabilized return of 8.5 percent that the Company plans to sell within approximately one year of completion; and a $182 million backlog of third-party construction volume with a 15.0 percent fee.

•                  In addition to 682 in-service properties, the Company has 41 properties under development representing 11.5 million square feet that are 21.2 percent pre-leased.

•                  Duke renewed 81 percent of leases up for renewal, totaling 2.9 million square feet, on which net effective rents increased 7.6 percent.

•                  Same property net operating income increased 2.8 percent for the three months ended September 30, 2007.

•                  Property sales in the third quarter totaled $110.5 million at an average stabilized capitalization rate of 8.0 percent.

•                  There were no acquisitions completed in the third quarter.

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•                  The Company’s interest and fixed-charge coverage ratios in the third quarter were 3.6 and 2.2, respectively, and its debt-to-total market capitalization ratio was 42.0 percent at September 30, 2007.

When used in this press release, the word “believes,” “expects,” “estimates” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially. In particular, among the factors that could cause actual results to differ materially are continued qualification as a real estate investment trust, general business and economic conditions, competition, increases in real estate construction costs, interest rates, accessibility of debt and equity capital markets and other risks inherent in the real estate business including tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments. Readers are advised to refer to Duke’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 6, 2007 for additional information concerning these risks.

About Duke Realty Corporation

Duke Realty Corporation specializes in the ownership, construction, development, leasing and management of office, industrial, medical office and retail real estate. It is the largest publicly traded, vertically integrated office/industrial real estate company in the United States. The company owns, manages or has under development more than 129 million rentable square feet in 20 major U.S. cities. Duke, which controls more than 7,600 acres of land for over 112 million square feet of future development, also provides nationwide real estate solutions through its national development division. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and was recently added to the S&P MidCap 400 Index.

A copy of the Company’s supplemental information fact book will be available after 6:00 p.m. EDT today in the Investo  Relations section of the Company’s web site at www.dukerealty.com. Duke is also hosting a conference call tomorrow at 3:00 p.m. New York time to discuss its third quarter operating results. All investors are invited to listen to this call, which can be accessed through the Investor Relations section of the Company’s web site.

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Financial Highlights

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Operating Results	2007	2006	2007	2006

Revenues from continuing operations	$223,487	$218,534	$663,084	$616,651
Earnings from rental operations	19,260	26,489	71,624	87,689
Earnings from service operations	7,301	10,551	26,253	18,477
Net income available for common shareholders - Basic	53,387	61,734	159,026	94,899
Net income available for common shareholders - Diluted	56,960	68,195	170,127	104,295
Funds from operations available for common shareholders - Basic	93,673	88,787	267,282	235,220
Funds from operations available for common shareholders - Diluted	99,943	97,491	285,922	258,447

Per Share:
Funds from operations available for common shareholders - Basic	$0.68	$0.66	$1.95	$1.74
Funds from operations available for common shareholders - Diluted	$0.68	$0.65	$1.93	$1.73
Net income available for common shareholders - Basic	$0.39	$0.46	$1.16	$0.70
Net income available for common shareholders - Diluted	$0.39	$0.45	$1.15	$0.70
Dividend payout ratio of funds from operations	70.6%	73.1%	74.4%	82.1%
Weighted average shares outstanding
Basic - Net income and Funds From Operations	137,576	135,117	137,110	134,957
Diluted- Net income	147,651	150,947	147,986	149,472
Diluted - Funds From Operations	147,651	149,590	147,986	149,472

	September 30,	December 31
Balance Sheet Data	2007	2006

Net real estate investments	$5,956,678	$5,781,272
Total assets	7,416,842	7,238,595
Total debt	4,191,433	4,109,154
Shareholders’ equity	2,647,079	2,503,583
Common shares outstanding at end of period	138,570	133,921

Reconciliation of Net Income to Funds From Operations

(in thousands, except per share data)

	Three Months Ended
	September 30,
	(Unaudited)
	2007			2006
		Wtd.			Wtd.
		Avg.	Per		Avg.	Per
	Amount	Shares	Share	Amount	Shares	Share
Net Income Available for Common Shares	$53,387	137,576	$0.39	$61,734	135,117	$0.46
Add back:
Minority interest in earnings of unitholders	3,573	9,176		6,083	13,211
Joint venture partner convertible ownership net income				378	1,357
Other common stock equivalents		899			1,262
Diluted Net Income Available for Common Shares	$56,960	147,651	$0.39	$68,195	150,947	$0.45

Reconciliation to Funds From Operations (“FFO”)
Net Income Available for Common Shares	$53,387	137,576	$0.39	$61,734	135,117	$0.46
Adjustments:
Depreciation and Amortization	72,076			64,363
Company Share of Joint Venture Depreciation and amortization	10,574			4,568
Earnings from depreciable property sales-wholly owned	(39,670)			(39,537)
Earnings from depreciable property sales-JV	3			280
Minority interest share of adjustments	(2,697)			(2,621)
Basic Funds From Operations	93,673	137,576	$0.68	88,787	135,117	$0.66
Minority interest in earnings of unitholders	3,573	9,176		6,083	13,211
Minority interest share of adjustments	2,697			2,621
Other common stock equivalents		899			1,262
Diluted Funds From Operations	$99,943	147,651	$0.68	$97,491	149,590	$0.65

	Nine Months Ended
	September 30,
	(Unaudited)
	2007			2006
		Wtd.			Wtd.
		Avg.	Per		Avg.	Per
	Amount	Shares	Share	Amount	Shares	Share
Net Income Available for Common Shares	$159,026	137,110	$1.16	$94,899	134,957	$0.70
Add back:
Minority interest in earnings of unitholders	11,101	9,560		9,396	13,302
Other common stock equivalents		1,316			1,213
Diluted Net Income Available for Common Shares	$170,127	147,986	$1.15	$104,295	149,472	$0.70

Reconciliation to Funds From Operations (“FFO”)
Net Income Available for Common Shares	$159,026	137,110	$1.16	$94,899	134,957	$0.70
Adjustments:
Depreciation and Amortization	208,222			190,112
Company Share of Joint Venture Depreciation and amortization	21,152			13,695
Earnings from depreciable property sales-wholly owned	(111,751)			(41,573)
Earnings from depreciable property sales-JV	(1,828)			(8,082)
Minority interest share of adjustments	(7,539)			(13,831)
Basic Funds From Operations	267,282	137,110	$1.95	235,220	134,957	$1.74
Minority interest in earnings of unitholders	11,101	9,560		9,396	13,302
Minority interest share of adjustments	7,539			13,831
Other common stock equivalents		1,316			1,213
Diluted Funds From Operations	$285,922	147,986	$1.93	$258,447	149,472	$1.73

CONTACT: Duke Realty Corporation

Investor Relations Contacts

Shona L. Bedwell, 317-808-6169

shona.bedwell@dukerealty.com

or

Randy A. Henry, 317-808-6060

randy.henry@dukerealty.com

or

News Media Contact

Joel Reuter, 317-808-6137

joel.reuter@dukerealty.com

SOURCE: Duke Realty Corporation